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                                                                    Exhibit 99.4
                               [INSERT IBP LOGO]

                                   IBP, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                           FRIDAY, SEPTEMBER 28, 2001
                              9:00 A.M. LOCAL TIME

                             IBP World Headquarters
                             800 Stevens Port Drive
                        Dakota Dunes, South Dakota 57049

                                   IBP, INC.

[LOGO]                                                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS      2001

I appoint Robert L. Peterson and Sheila B. Hagen, together and separately, as proxies to vote all shares of common stock which I have power to vote at the special meeting of stockholders to be held on September 28, 2001 at IBP World Headquarters, 800 Stevens Port Drive, Dakota Dunes, South Dakota 57049, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.

            (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

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                             YOU MAY VOTE YOUR PROXY BY MAIL


                                                         VOTE BY MAIL

                                             Mark, sign and date your proxy
                                             card and return it in the postage-
                                             paid envelope we have provided.

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                  THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1.

1.  Approve and adopt the Agreement and Plan                /_/ For        /_/ Against        /_/ Abstain
    of Merger dated January 1, 2001, among IBP, inc.,
    Tyson Foods, Inc. and Lasso Acquisition
    Corporation.

2. Transact such other business as may properly come before the special meeting or any adjournment.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEM 1.

Address Change? Mark Box /_/ Dated

                                 ----------------------------------------------
Indicate changes below:

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                                 Signature(s) of Stockholder(s) in Box

                                 PLEASE SIGN exactly as name appears at left.
                                 Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.